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                                                                    EXHIBIT 21.1

SUBSIDIARIES OF ENTERASYS NETWORKS, INC.
Enterasys Holdings Limited (Mauritius)
Enterasys India Pvt. Ltd. (India)
Enterasys Networks Distribution Limited (Ireland)
Enterasys Networks Chile (Chile)
Enterasys Networks de Argentina (Argentina)
Enterasys Networks de Colombia Ltda (Colombia)
Enterasys Networks de Venezuela, C.A.(Venezuela)
Enterasys Networks, A.B. (Sweden)
Enterasys Networks, Pte Ltd (Korea)
Enterasys Networks, S.A. (France)
Enterasys Networks, Sdn Bhd. (Malaysia)
Enterasys Networks A.G. (Switzerland)
Enterasys Networks Acquisition, Inc. (Delaware)
Enterasys Networks do Brasil (Brazil)
Enterasys Networks Government Sales, Inc. (Delaware)
Enterasys Networks Handels GmbH (Austria)
Enterasys Networks Limited (Bermuda)
Enterasys Networks N.V. (Belguim)
Enterasys Networks Netherlands, B.V. (Netherlands)
Enterasys Networks of Canada Limited/Reseaux Enterasys du Canada Limitee
  (Canada)
Enterasys Networks Sales & Service Inc. (Delaware)
Enterasys Networks U.K., Ltd. (UK)
Enterasys Networks, GmbH (Germany)
Enterasys Networks, K.K. (Japan)
Enterasys Networks, Pty. Limited (Australia)
Enterasys Networks, S.A. (Spain)
Enterasys Networks S.a.r.l. (Luxembourg)
Enterasys Networks Mexico, S.A. de C.V. (Mexico)
Enterasys Networks, S.r.l. (Italy)
Enterasys Networks, Singapore Pte Ltd. (Singapore)
GlobalNetwork Technology Services, Inc. (Delaware)